SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                               -------------------
                                 ONCTHERA, INC.
             (Exact Name of Registrant as Specified in its Charter)



            DELAWARE                                 13-4047693
            --------                                ------------
(State or other jurisdiction                    (I.R.S. Employer
 of incorporation or organization)               Identification No.)

 151 South Ferry Quay
 Liverpool, Merseyside                                L3 4EW

  ----------------------------------                 -------
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number                 +44 (0) 151 707 7898
                                                  --------------

                       EMPLOYMENT AND CONSULTING CONTRACTS
                            (Full Title of the Plans)

                               -------------------

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------
                                       PROPOSED         PROPOSED
    TITLE OF SECURITIES     AMOUNT      MAXIMUM         MAXIMUM      AMOUNT OF
    TO BE                   TO BE     OFFERING PRICE    AGGREGATE   REGISTRATION
   REGISTERED             REGISTERED   PER SHARE     OFFERING PRICE    FEE
------------------------------------------------------------------------------
 Common Stock           350,000(1)    $0.75(2)         $262,500        $62.73
($0.001 par value)
------------------------------------------------------------------------------


(1) Shares registered pursuant to this Registration Statement available for issuance.

(2) Estimated at June 30, 2003 pursuant to Rule 457(h) under the Securities Act of 1933, as amended solely for the purpose of calculating the amount of the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. Plan Information


(a)      General Plan Information

         (1) The Company shall offer its common stock, $.001 par value, pursuant to the plan.

         (2) The purpose of the plan is to compensate consultants and employees of the company for services and work rendered on behalf of the company, for a period of one (1) year.

         (3) The plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

         (4) Participants many contact the company for any additional information about the plan.

(b)      Securities to be Offered

         (1) The Company shall offer under the plan 350,000 shares of its Common stock, $.001 par value.

(c)      Employees Who May Participate in the Plan

         The Company shall, at its sole discretion, determine who shall be eligible to participate in the plan. The Company shall consider those employees and consultants, who contribute services to the company, to be eligible under the plan.

(d)      Purchase of Securities Pursuant to the Plan and Payment for Securities
         Offered

         (1) Employees offered eligibility to the Plan may elect to participate in the plan for a period of one year and are to be compensated for services and work rendered for the company's benefit in lieu of payment.

(e)      Resale Restrictions

         Resale of the shares registered hereunder shall be subject Rule 144 of the Securities and Exchange Acts of 1933 and 1934 unless an opinion of the company's corporate counsel indicates otherwise.

Item 2.  Registrant Information and Employee Plan Annual

Information.

The registrant shall provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of the registration statement, and stating that these documents are incorporated by reference in the
Section 10(a) prospectus. The statement also shall indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b) ( 230.428(b)). The statement shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents of ONCTHERA, INC., (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

1. The Company's latest annual report filed pursuant on Form 10KSB for the period ending February 28, 2003 and the Company's Form 10QSB for the period ending May 31, 2003 and the Company's Form 10QSB for the period ending August 31, 2003;

2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the above reference to the Company's Annual report.

3. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of The Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.

The securities to be registered and offered are the Company's common stock, par value $.001, which is registered under Section 12 of the Exchange Act.



Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Officers and Directors.

Indemnification of Officers and Directors of the Company is provided for under the Article XI of the Company's by-laws which state that "Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigation (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

The right to indemnification conferred shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition: provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer), to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.


ITEM 9.   UNDERTAKINGS.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of this Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities at the time and shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on October 16, 2003.


                                                 ONCTHERA, INC.

                                                 By: \s\ Ian Warwick
                                                 --------------------------
                                                 President